===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  Viacom Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                               PRELIMINARY COPY

                              [LOGO OF VIACOM](R)

                                                                  April 16, 2001



Dear Stockholder:


     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Viacom Inc., which will be held at the Equitable Center, 787 Seventh Avenue (at 51st Street), New York, New York, at 10:00 a.m. on Wednesday, May 23, 2001. Holders of Class A Common Stock are being asked to vote on the matters listed on the enclosed Notice of 2001 Annual Meeting of Stockholders.

     National Amusements, Inc., which beneficially owns approximately 68% of the Class A Common Stock, has advised the Company that it intends to vote its shares of Class A Common Stock for each of these matters. Therefore, approval is assured.

     If you hold shares of Class A Common Stock, we urge you to mark, sign and return the enclosed proxy card promptly, even if you anticipate attending in person, to ensure that your shares of Class A Common Stock will be represented at the Annual Meeting. If you do attend, you will, of course, be entitled to vote your shares in person.

     If you plan to attend the Annual Meeting and hold registered shares of Class A Common Stock, you should mark the appropriate box on the enclosed proxy card and an admission ticket will be sent to you. If you hold registered shares of Class B Common Stock or you beneficially hold shares of Class A or Class B Common Stock and you plan to attend the Annual Meeting, you should obtain an admission ticket in advance by sending a written request, along with proof of ownership, such as a bank or brokerage firm account statement, for beneficially owned shares to the Manager - Investor Relations, Viacom Inc., 1515 Broadway, 52nd Floor, New York, New York 10036.

     Thank you, and I look forward to seeing you at the Annual Meeting.


                                          Sincerely,

                                          /s/ Sumner M. Redstone

                                          SUMNER M. REDSTONE
                                          Chairman of the Board and
                                          Chief Executive Officer

                               PRELIMINARY COPY

                              [LOGO OF VIACOM](R)
                             ---------------------

                                  VIACOM INC.

                         NOTICE OF 2001 ANNUAL MEETING
                              AND PROXY STATEMENT

                             ---------------------


To Viacom Inc. Stockholders:

     The Annual Meeting of Stockholders of Viacom Inc. will be held at the Equitable Center, 787 Seventh Avenue (at 51st Street), New York, New York at 10:00 a.m. on Wednesday, May 23, 2001. The principal business of the meeting will be consideration of the following matters:

1.   The election of 18 directors;

2. The approval of the adoption of an amendment to the Viacom Inc. Restated Certificate of Incorporation to increase (i) the number of shares of Class A Common Stock authorized to be issued from 500 million to 750 million, and
     (ii) the number of shares of Class B Common Stock authorized to be issued from 3 billion to 10 billion;

3. The approval of the appointment of PricewaterhouseCoopers LLP to serve as independent accountants until the 2002 Annual Meeting of Stockholders; and

4. Such other business as may properly come before the Annual Meeting or any adjournment thereof.


                                   By order of the Board of Directors,

                                   /s/ Michael D. Fricklas

                                   MICHAEL D. FRICKLAS
                                   Secretary

April 16, 2001

                               PRELIMINARY COPY
                               -----------------

                                PROXY STATEMENT

                               -----------------


     The enclosed Proxy is being solicited by the Board of Directors of Viacom Inc. (the "Company" or "Viacom") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 23, 2001. Holders of shares of the Company's Class A Common Stock, $0.01 par value ("Class A Common Stock"), on the books of the Company at the close of business on April 2, 2001 are entitled to notice of and to vote at the Annual Meeting. The Company then had outstanding [______________] shares of Class A Common Stock, each of such shares being entitled to one vote, and [________________] shares of non-voting Class B Common Stock, $0.01 par value ("Class B Common Stock" and, together with the Class A Common Stock, "Common Stock").

     The enclosed Proxy may be revoked at any time prior to being voted upon by written notice to the Secretary of the Company, by submission of a Proxy bearing a later date or by voting in person at the meeting. Each valid and timely Proxy not revoked will be voted at the meeting in accordance with the instructions thereon or if no instructions are specified thereon, then the Proxy will be voted as recommended by the Board of Directors. The affirmative vote of the holders of a majority of the shares of Class A Common Stock present in person or represented by proxy and entitled to vote is required for the election of directors and the appointment of the independent accountants. The affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock is required for the adoption of the proposed amendment to the Viacom Inc. Restated Certificate of Incorporation. A broker non-vote with respect to the election of directors or the appointment of the accountants will have no effect on such matters. A broker non-vote with respect to the proposed amendment to the Viacom Inc. Restated Certificate of Incorporation will have the effect of a vote against the amendment. An abstention with respect to any matter brought before the meeting will have the effect of a vote against such matter.

     As of April 2, 2001, National Amusements, Inc. ("National Amusements") beneficially owned approximately [______%] of the Class A Common Stock and approximately [_______%] of the outstanding Class A Common Stock and Class B Common Stock on a combined basis. Sumner M. Redstone, the controlling stockholder of National Amusements, is Chairman of the Board and Chief Executive Officer of the Company.

     National Amusements has advised the Company that it intends to vote all of its shares of Class A Common Stock in favor of the election of the 18 nominated directors, the amendment of the Restated Certificate of Incorporation and the appointment of PricewaterhouseCoopers LLP. Such action by National Amusements will be sufficient to elect such directors, approve the amendment to the Restated Certificate of Incorporation and approve the appointment of the independent accountants without any action on the part of any other holder of Class A Common Stock.

     The complete mailing address of the principal executive offices of the Company is 1515 Broadway, New York, New York 10036-5794. The Company intends to commence its distribution of the Proxy Statement and the Proxy on or about April 16, 2001.

                              ELECTION OF DIRECTORS

     The election of 18 directors of the Company is proposed, each to hold office for one year and until his or her successor is elected and qualified. The persons named in the enclosed Proxy will vote the shares of Class A Common Stock covered by such Proxy for the election of the nominees set forth below, unless instructed to the contrary. Each nominee is now a member of the Board of Directors of the Company. If, for any reason, any of said nominees becomes unavailable for election, the holders of the Proxies may exercise discretion to vote for substitutes proposed by the Board. Management has no reason to believe that the persons named will be unable to serve if elected or will decline to do so.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

     Set forth below is certain information concerning each nominee for director of the Company. All of the nominees are currently directors of the Company.



               Nominee for                                          Company Offices and
                Director*                                          Principal Occupation**
                ---------                                          ----------------------
George S. Abrams................... Attorney  associated  with  the  law  firm  of  Winer  and  Abrams  in  Boston,
   Age 69                           Massachusetts  since 1969.  Mr. Abrams served as the General  Counsel and Staff
Director since 1987                 Director of the United States Senate  Judiciary  Subcommittee  on Refugees from
                                    1965  through  1968.  He is  currently a member of the Boards of  Trustees  and
                                    Visiting Committees of a number of art museums,  arts-related organizations and educational  institutions,  including  The European Fine Arts  Foundation,  the
                                    Museum of Fine Arts in Boston  and the  Harvard  University  Art  Museums.  Mr.
                                    Abrams is a director of National  Amusements and Sonesta  International  Hotels
                                    Corporation.

David R. Andelman.................. Attorney  associated  with the law firm of Lourie and  Cutler,  P.C. in Boston,
   Age 61                           Massachusetts  since 1964. Mr.  Andelman  serves as a director and treasurer of
Director since December 2000        Lourie & Cutler,  P.C. He is a director of Downeast  Food  Distributors,  Inc.,
                                    Louisiana Marine Transport, Inc. and National Amusements.

George H. Conrades................. Chairman and Chief Executive Officer of Akamai  Technologies,  Inc. since April
   Age 62                           1999  and  partner  with  Polaris  Venture  Partners  since  August  1998.  Mr.
Director since May 2000             Conrades  served as Executive  Vice  President of GTE  Corporation  ("GTE") and
                                    President of GTE  Internetworking  from 1997 to 1998.  Prior to the acquisition of BBN  Corporation by GTE in 1997, Mr.  Conrades served as President and Chief
                                    Executive  Officer  of BBN  Corporation  from  1994 to 1997  and was  appointed
                                    Chairman  of  the  Board  in  1995.  In  1992,   Mr.   Conrades   retired  from
                                    International  Business  Machines as Senior Vice  President  and as a member of the Corporate  Management Board, after serving in various management  positions since 1961.  Mr.  Conrades is a trustee of The Scripps  Research  Institute and
                                    Ohio Wesleyan  University.  Mr. Conrades is a director of Cardinal Health, Inc.
                                    and was a director of CBS Corporation  ("CBS") until the merger of CBS with the
                                    Company in May 2000 (the "CBS Merger") and a director of Infinity  Broadcasting
                                    Corporation  ("Infinity")  until the  merger of  Infinity  with the  Company in
                                    February 2001 (the "Infinity Merger").


            Nominee for                                          Company Offices and
             Director*                                          Principal Occupation**
             ---------                                          ----------------------
Philippe P. Dauman................  Co-Chairman  and Chief Executive  Officer of DND Capital  Partners,  L.L.C.,  a
   Age 47                           private equity firm,  since May 2000.  Mr. Dauman served as Deputy  Chairman of
Director since 1987                 the Company from 1996 until May 2000 and  Executive  Vice  President  from 1994 until May 2000.  From 1993 to 1998,  Mr. Dauman also served as General  Counsel and  Secretary of the Company.  Prior to that, he was a partner in the law firm of Shearman & Sterling in New York,  which he joined in 1978.  He is  currently a  trustee  of The  Museum of the City of New York and a member of the Board of
                                    Visitors  of  Columbia  Law School.  Mr.  Dauman is a director  of  Blockbuster
                                    Inc.   ("Blockbuster"),   Genuity  Inc.,   Lafarge   Corporation  and  National
                                    Amusements.

William H. Gray III...............  President  and Chief  Executive  Officer of The College  Fund/UNCF  since 1991.
   Age 59                           From 1979 to 1991,  Mr. Gray served as a member of the United  States  House of
Director since May 2000             Representatives  and as house  majority  whip.  He is a  director  of The Chase
                                    Manhattan Bank, N.A., Dell  Corporation,  Electronic Data Systems  Corporation,
                                    Ezgov.com,  J. P. Morgan Chase & Co., MBIA Inc.,  Pfizer Inc.,  The  Prudential
                                    Insurance Company of America,  Rockwell  International  Corporation and Visteon
                                    Corporation.  Mr. Gray was a director of CBS until the CBS Merger.

Mel Karmazin......................  President and Chief  Operating  Officer since May 2000. Mr.  Karmazin served as
   Age 57                           President  and Chief  Executive  Officer of CBS from January 1999 until the CBS
Director since May 2000             Merger.  He was  President and Chief  Operating  Officer of CBS from April 1998 through  December  1998. Mr.  Karmazin  joined CBS in December 1996 as Chairman and Chief  Executive  Officer  of CBS Radio and  served as  Chairman  and Chief
                                    Executive  Officer of the CBS Station  Group  (Radio and  Television)  from May
                                    1997 to April 1998.  Prior to joining  CBS,  Mr.  Karmazin  served as President and Chief Executive  Officer of Infinity from 1981 until its acquisition by CBS in  December  1996.  Mr.  Karmazin  has served as  Chairman  of  Infinity  from
                                    December 1998 to date and served as its President and Chief  Executive  Officer from December 1998 until the Infinity  Merger.  Mr. Karmazin is on the Board of
                                    Trustees  for  The  Museum  of  Television  and  Radio  and  is a  director  of
                                    Blockbuster,  the New York Stock  Exchange,  Inc.  ("NYSE") and  Westwood  One,
                                    Inc.  Mr.  Karmazin  was a  director  of CBS  until  the CBS  Merger  and was a director of Infinity until the Infinity Merger.

Jan Leschly.......................  Chairman and Chief Executive  Officer of Care Capital L.L.C.,  a private equity
   Age 60                           firm,  since May 2000.  Mr. Leschly  served as the Chief  Executive  Officer of
Director since May 2000             SmithKline  Beecham Corp.  from 1994 until April 2000.  Mr.  Leschly  served as
                                    Chairman of SmithKline  Beecham's Worldwide  Pharmaceutical  business from 1990 to 1994 and has been a director of SmithKline  Beecham Corp.  since 1990. Prior to that, he was President and Chief  Operating  Officer of Squibb  Corporation.
                                    Before  joining  Squibb  Corporation  in 1979,  he  served  as  Executive  Vice
                                    President  and President of the  Pharmaceutical  Division of  Novo-Nordisk  for
                                    eight  years.  Mr.  Leschly  serves  on The  International  Advisory  Board  of
                                    DaimlerChrysler  and is a member of the  Business  Council and  Chairman of the
                                    International  Tennis Hall of Fame.  Mr.  Leschly is a director of the American
                                    Express Co., The Maersk Group and Ventro  Corporation and was a director of CBS until the CBS Merger.


            Nominee for                                          Company Offices and
             Director*                                          Principal Occupation**
             ---------                                          ----------------------
David T. McLaughlin...............  Chairman  of the  Board of  Orion  Safety  Products  (formerly  Standard  Fusee
   Age 69                           Corporation)  since 1988 and Chief Executive  Officer from 1988 to December 31,
Director since May 2000             2000.  Mr.  McLaughlin  served as Chairman of The Aspen  Institute from 1987 to
                                    1988 and was  appointed  President  and  Chief  Executive  Officer  in 1988,  a
                                    position he held until 1997.  Upon his retirement  from The Aspen  Institute in
                                    1997,  he was  named  president  emeritus.  Mr.  McLaughlin  was  President  of
                                    Dartmouth  College  from  1981  to  1987.  He  served  as  Chairman  and  Chief
                                    Executive  Officer of Toro Company from 1977 to 1981,  after serving in various management  positions  at  Toro  Company  since  1970.  Mr.  McLaughlin  became
                                    Chairman  of the Board of CBS in January  1999 and served as a director  of CBS from 1979 until the CBS Merger.  He served as a director of Infinity  until the
                                    Infinity  Merger.  Mr.  McLaughlin  is  a  director  of  Atlas  Air,  Inc.  and
                                    PartnerRe Ltd.

Ken Miller........................  Vice  Chairman of Credit  Suisse  First  Boston  Corporation  since  1994.  Mr.
   Age 58                           Miller served as President,  Chief Executive  Officer of The Lodestar Group, an
Director since 1987                 investment  firm,  from 1988 to 1994.  Prior to that,  he was Vice  Chairman of
                                    Merrill  Lynch Capital  Markets.  Mr. Miller is a director of the New York City
                                    Investment   Partnership,   Refugees   International  and  the  United  Nations
                                    Association.

Leslie Moonves....................  President and Chief Executive  Officer of CBS Television  since 1998. He joined
   Age 51                           CBS as President,  CBS  Entertainment  in 1995.  Prior to that, Mr. Moonves was
Director since May 2000             President of Warner Bros.  Television  from 1993 when Warner Bros.  and Lorimar
                                    Television combined operations.  From 1989 to 1993, he was President of Lorimar
                                    Television.  He  is  a  director  of  the  NCAA  Foundation,   the  Academy  of
                                    Television  Arts and Sciences  Foundation  and the Los Angeles Free Clinic.  He
                                    serves on the Board of Governors of UCLA Center for Communications  Policy, The
                                    Executive  Board of the UCLA Medical  Center,  and is a trustee of the National
                                    Council for  Families  and  Television  and the American  Film  Institute.  Mr.
                                    Moonves was a director of CBS until the CBS Merger.

Brent D. Redstone.................  Director of National  Amusements.  Mr.  Redstone  served as Special  Counsel to
   Age 50                           the law firm of Davis, Graham and Stubbs, L.L.P. in Denver,  Colorado from July
Director since 1991                 1998 to  January  2000.  He  previously  served  as a  member  of the  Board of
                                    Directors  of  the  American   Prosecutors   Research  Institute,   located  in
                                    Alexandria,  Virginia.  He served as  Assistant  District  Attorney for Suffolk
                                    County, Massachusetts from 1977 to 1991.


            Nominee for                                          Company Offices and
             Director*                                          Principal Occupation**
             ---------                                          ----------------------
Shari Redstone....................  President  of  National  Amusements  since  January  2000.  Prior to that,  Ms.
   Age 47                           Redstone  served as  Executive  Vice  President  of National  Amusements  since
Director since 1994                 1994.  She practiced  law from 1978 to 1993;  her practice  included  corporate law,  estate  planning  and  criminal  law. Ms.  Redstone  participated  on the
                                    Executive  Committee  at the  Boston  University  School  of  Law in the  early
                                    1980's.  Ms.  Redstone  is a member of the  Board of  Directors  and  Executive
                                    Committee  for the  National  Association  of Theatre  Owners,  Co-Chairman  of
                                    MovieTickets.com,  Inc.,  Chairman and Chief  Executive  Officer of  CineBridge
                                    Ventures,  Inc.,  a member  of the  Board of  Trustees  at Dana  Farber  Cancer
                                    Institute  and  a  member  of  the  Board  of  Directors  at  Combined   Jewish
                                    Philanthropies.  She  also is a  member  of the  Board  of  Trustees  at  Tufts
                                    University,  a member of the Advisory  Committee  for Tufts Hillel and a member of the Board of Overseers at Brandeis  University.  Ms.  Redstone is a director of National Amusements.

Sumner M. Redstone................  Chairman of the Board of the  Company  since 1987 and Chief  Executive  Officer
   Age 77                           since  1996.  Mr.  Redstone  has served as  Chairman  of the Board of  National
Director since 1986                 Amusements since 1986 and Chief Executive Officer of National  Amusements since
                                    1967.  He also served as  President  of National  Amusements  from 1967 through
                                    1999.  He is a member of the  Advisory  Council for the  Academy of  Television
                                    Arts and Sciences  Foundation and is on the Board of Trustees for The Museum of
                                    Television and Radio.  Mr.  Redstone  served as the first Chairman of the Board of the National  Association of Theatre Owners and is currently a member of its
                                    Executive  Committee.  Since  1982,  Mr.  Redstone  has  been a  member  of the
                                    faculty  of  Boston   University   Law  School,   where  he  has   lectured  on
                                    entertainment  law,  and  since  1994,  he has  been a  Visiting  Professor  at
                                    Brandeis  University.  Mr. Redstone  graduated from Harvard  University in 1944 and  received an LL.B.  from  Harvard  University  School of Law in 1947.  Upon graduation,  Mr.  Redstone served as Law Secretary with the United States Court of  Appeals,  and then as a Special  Assistant  to the United  States  Attorney
                                    General.  He served as a director of Infinity  until the Infinity  Merger.  Mr.
                                    Redstone is a director of Blockbuster.

Frederic V. Salerno...............  Vice  Chairman  and Chief  Financial  Officer  of Verizon  Communications  Inc.
   Age 57                           ("Verizon"),  formerly Bell Atlantic Corporation ("Bell Atlantic"),  since June
Director since 1994                 2000.  Prior to that,  Mr.  Salerno  served as Senior  Executive Vice President and Chief Financial  Officer/Strategy and Business Development of Bell Atlantic
                                    since August 1997.  Prior to the merger of Bell Atlantic and NYNEX  Corporation
                                    ("NYNEX"),  Mr.  Salerno  served  as  Vice  Chairman  -  Finance  and  Business
                                    Development  of NYNEX from 1994 to 1997.  Mr.  Salerno was Vice Chairman of the
                                    Board of NYNEX and  President  of the  Worldwide  Services  Group  from 1991 to
                                    1994. Mr.  Salerno is a director of Avnet Inc. and The Bear Stearns  Companies,
                                    Inc.


            Nominee for                                          Company Offices and
             Director*                                          Principal Occupation**
             ---------                                          ----------------------

William Schwartz..................  Counsel to Cadwalader,  Wickersham & Taft since 1988. Mr.  Schwartz also served
   Age 67                           as Vice President for Academic Affairs (the chief academic  officer) of Yeshiva
Director since l987                 University from 1993 to July 1998 and has been  University  Professor of Law at
                                    Yeshiva  University  and the Cardozo  School of Law since 1991.  He was Dean of the Boston  University  School of Law from 1980 to 1988 and a professor  of law at Boston  University  from 1955 to 1991.  Mr.  Schwartz  was  Chairman  of the
                                    Board of UST  Corporation  and is a member of the Advisory  Board of WCI Steel,
                                    Inc. He is an honorary  member of the National  College of Probate  Judges.  He served  as  Chairman  of  the  Boston  Mayor's  Special  Commission  on  Police
                                    Procedures and was formerly a member of the Legal Advisory Board of the NYSE.

Ivan Seidenberg...................  President and Co-Chief  Executive  Officer of Verizon  (formerly Bell Atlantic)
   Age 54                           since  June 2000.  Prior to that,  Mr.  Seidenberg  served as  Chairman  of the
Director since 1995                 Board of Bell Atlantic  since December 1998 and Chief  Executive  Officer since
                                    June  1998.  Mr.  Seidenberg  served  as Vice  Chairman,  President  and  Chief
                                    Operating  Officer of Bell Atlantic  from 1997 to 1998.  Prior to the merger of
                                    Bell Atlantic and NYNEX, he served as Chairman and Chief  Executive  Officer of
                                    NYNEX since 1995 and before that as President  and Chief  Executive  Officer of
                                    NYNEX from January 1995 to March 1995.  Previously,  he served as President and
                                    Chief  Operating  Officer of NYNEX  during  1994 and as Vice  Chairman of NYNEX from 1991 to 1995.  Mr.  Seidenberg  became a director of NYNEX in 1991.  He is a director of American Home Products Corporation,  Boston Properties, Inc., CVS
                                    Corporation, Honeywell International Inc. and Verizon.

Patty Stonesifer..................  Co-Chair  and  President  of  the  Bill  and  Melinda  Gates   Foundation  (the
   Age 44                           "Foundation")  since  1999.  From  1997  to  1999,  Ms.  Stonesifer  served  as
Director since May 2000             Chairwoman  and President of the Gates  Learning  Foundation  until it combined with the William H. Gates  Foundation  to form the  Foundation.  Prior to that,
                                    Ms.  Stonesifer ran her own management  consulting firm from 1996 to 1997. From
                                    1988 to  1996,  she held  various  senior  management  positions  at  Microsoft
                                    Corporation  including Senior Vice President,  Interactive Media Division,  and
                                    Senior Vice  President,  Consumer  Division.  Ms.  Stonesifer  is a director of
                                    Amazon.com and she was a director of CBS until the CBS Merger.

Robert D. Walter..................  Founder,  Chairman and Chief Executive  Officer of Cardinal Health,  Inc. since
   Age 55                           1971. He is a member of the Boards of Trustees of Battelle  Memorial  Institute
Director since May 2000             and Ohio  University.  Mr. Walter is a director of Bank One Corporation and was a director  of CBS until the CBS Merger and a director  of  Infinity  until the
                                    Infinity Merger.

______________________

* Brent Redstone is the son of Sumner Redstone, and Shari Redstone is Sumner Redstone's daughter. None of the other nominees for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

**  National Amusements and Blockbuster are affiliates of the Company.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 2000, the Board of Directors held eight (8) regular meetings and two
(2) special meetings.

     Set forth below is certain information concerning the standing committees of the Board of Directors before and after the CBS Merger.


                     Board Committees before the CBS Merger

                                                                                               Number of Meetings
                                                                                               During the Period
                                                                                              from January 1, 2000
Committee                                       Members of Committee                           through May 3, 2000
---------                                       --------------------                           -------------------

Audit Committee.....................Messrs. Abrams, Miller, Salerno*, Schwartz and Seidenberg          1

Compensation Committee..............Messrs. Abrams, Miller, Brent Redstone, Salerno,                   2
                                    Schwartz* and Seidenberg and Ms. Shari Redstone

Senior Executive Compensation
Committee...........................Messrs. Salerno, Schwartz* and Seidenberg                          3

Governance and Nominations
Committee...........................Messrs. Abrams*, Dauman, Miller, Seidenberg and Sumner             0
                                    Redstone


_____________

*    Chairman

                      Board Committees after the CBS Merger

                                                                                              Number of Meetings
                                                                                            During the Period from
                                                                                              May 4, 2000 through
Committee                                       Members of Committee                           December 31, 2000
---------                                       --------------------                           -----------------
Audit Committee.....................Messrs. Conrades, Miller, Salerno*, Schwartz,                      4
                                    Seidenberg and Walter and Ms. Stonesifer

Compensation Committee..............Messrs. Gray, Leschly, Salerno, Schwartz* and                      6
                                    Seidenberg and Ms. Stonesifer

Governance and Nominations
Committee...........................Messrs. Abrams*, Andelman**, Gray, Dauman, Karmazin,               0
                                    Leschly, McLaughlin, Miller and Sumner Redstone

Officers Nominating Committee.......Mr. Karmazin                                                 Not Applicable


__________________

*    Chairman
** Mr. Andelman became a member of the Governance and Nominations Committee when he became a director on December 14, 2000. Mr. Dooley served as a member of this Committee until he resigned from the Board on November 15, 2000.

     The functions of the Audit Committee include considering the appointment of the independent accountants for the Company, reviewing with the auditors the plan and scope of the audit and audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with internal auditors and independent accountants. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Board has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Exhibit A. The Audit Committee charter is reviewed once each year. The Board has determined that all of the members of the Audit Committee are "independent" as defined by the rules of the New York Stock Exchange.

     The functions of the Compensation Committee include reviewing the Company's general compensation strategy and reviewing and approving executive compensation (except with respect to matters entrusted to the Officers' Nominating Committee as described below). The Committee administers the Company's annual bonus compensation plan, long-term compensation plans, stock option plans and individual stock option grants, as well as its benefit plans. In addition, the Committee administers the bonus plan (the "Senior Executive STIP") for executives subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), determining the executive officers who participate in the plan, establishing performance targets and determining specific bonuses for the participants. The Compensation Committee does not have the power to approve the annual compensation of any talent, as that term is commonly used in the media or entertainment industries, or of any executive whose annual cash compensation, measured as salary plus target bonus, is less than $1 million. These powers are delegated to the Officers Nominating Committee.

     Prior to the CBS Merger, the Compensation Committee, as described above, was comprised of two separate Committees: the Compensation Committee and the Senior Executive Compensation Committee. The Compensation Committee reviewed the Company's general compensation strategy, the terms of employment agreements for executives earning over a specified amount, and administered the Company's annual bonus compensation plan and long-term compensation plans. The Senior Executive Compensation Committee reviewed compensation and administered employment agreements for executive officers subject to Section 162(m) of the Code, administered the Company's stock option plans, approved individual stock option grants and administered the Senior Executive STIP.

     During the three year period following the CBS Merger, the Officers Nominating Committee has the power, subject to the powers of the Compensation Committee, to hire, elect, terminate, change positions, allocate responsibilities and determine non-equity compensation of officers and employees, other than the Chairman, the Chief Executive Officer and Chief Operating Officer. The Officers Nominating Committee does not, however, have the power to fill the position of Chief Financial Officer, Controller or General Counsel without approval by a majority of the Board of Directors, although the Officers Nominating Committee has the power to terminate the employment of the persons holding those positions. Any action taken by the Officers Nominating Committee may be overturned by a vote of at least 14 directors.

     The functions of the Governance and Nominations Committee include addressing nominations to the Board and corporate governance issues. The Governance and Nominations Committee will consider nominees recommended by the stockholders of the Company; recommendations should be submitted to the Company, to the attention of Michael D. Fricklas, Secretary.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below, as of February 28, 2001, is certain information concerning beneficial ownership of each equity security of the Company and Blockbuster by
(i) each director of the Company, (ii) each of the current or former executive officers whose individual compensation is disclosed in the tables that appear on subsequent pages, and (iii) current directors and executive officers of the Company as a group. Also set forth below, as of February 28, 2001, is certain information concerning beneficial ownership by holders of 5% or more of the Class A Common Stock.


                                                Beneficial Ownership of Equity Securities
                                  -----------------------------------------------------------------------------------
                                                                             Number of          Option     Percent of
Name                              Title of Equity Security                 Equity Shares       Shares(1)      Class
----                              ------------------------                 -------------       ---------      -----
George S. Abrams                Viacom Class A Common                       15,681(2)                --        (16)
                                Viacom Class B Common                       16,416(2)            48,000        (16)
                                Blockbuster Class A Common                      --                   --          --
                                Blockbuster Class B Common                      --                   --          --

David R. Andelman               Viacom Class A Common                          175(2)                --        (16)
                                Viacom Class B Common                          176(2)                --        (16)
                                Blockbuster Class A Common                      --                   --          --
                                Blockbuster Class B Common                      --                   --          --

George H. Conrades              Viacom Class A Common                          541(2)                --          --
                                Viacom Class B Common                       41,064(2)(3)(4)      16,654        (16)
                                Blockbuster Class A Common                      --                   --          --
                                Blockbuster Class B Common                      --                   --          --

Philippe P. Dauman              Viacom Class A Common                        2,121(5)                --        (16)
                                Viacom Class B Common                       17,560(5)         3,540,000        (16)
                                Blockbuster Class A Common                   8,012                   --        (16)
                                Blockbuster Class B Common                      --                   --          --

Thomas E. Dooley*               Viacom Class A Common                          786(5)                --        (16)
                                Viacom Class B Common                        1,716(5)         2,974,000        (16)
                                Blockbuster Class A Common                   6,818                   --        (16)
                                Blockbuster Class B Common                      --                   --          --

Michael D. Fricklas             Viacom Class A Common                           46(5)                --        (16)
                                Viacom Class B Common                        1,032(5)           110,000        (16)
                                Blockbuster Class A Common                   1,000                   --        (16)
                                Blockbuster Class B Common                      --                   --          --

William H. Gray III             Viacom Class A Common                           --                   --          --
                                Viacom Class B Common                       14,111(3)(4)         11,319        (16)
                                Blockbuster Class A Common                      --                   --          --
                                Blockbuster Class B Common                      --                   --          --


                                                Beneficial Ownership of Equity Securities
                                ------------------------------------------------------------------------------------
                                                                        Number of        Option            Percent of
Name                            Title of Equity Security              Equity Shares     Shares(1)            Class
----                            ------------------------              -------------     ---------            -----

Mel Karmazin                    Viacom Class A Common                       --                --                 --
                                Viacom Class B Common                4,464,963(6)(7)   5,001,964               (16)
                                Blockbuster Class A Common                  --                --                 --
                                Blockbuster Class B Common                  --                --                 --

Jan Leschly                     Viacom Class A Common                      570(2)             --               (16)
                                Viacom Class B Common                   43,973(2)          4,412               (16)
                                Blockbuster Class A Common                  --                --                 --
                                Blockbuster Class B Common                  --                --                 --

David T. McLaughlin             Viacom Class A Common                    9,500               --                (16)
                                Viacom Class B Common                   35,106(3)(4)      39,733               (16)
                                Blockbuster Class A Common                  --                --                 --
                                Blockbuster Class B Common                  --                --                 --

Ken Miller                      Viacom Class A Common                   14,224(2)             --               (16)
                                Viacom Class B Common                   14,511(2)         48,000               (16)
                                Blockbuster Class A Common                  --                --                 --
                                Blockbuster Class B Common                  --                --                 --

Leslie Moonves                  Viacom Class A Common                       --                --                 --
                                Viacom Class B Common                   41,390(6)(8)   2,341,667               (16)
                                Blockbuster Class A Common                  --                --                 --
                                Blockbuster Class B Common                  --                --                 --

National Amusements, Inc.       Viacom Class A Common               93,658,828(9)             --              68.1%
   200 Elm Street               Viacom Class B Common              104,334,828(9)             --               6.3%
   Dedham, MA 02026             Blockbuster Class A Common         144,000,000(10)            --              82.3%
                                Blockbuster Class B Common         144,000,000(10)            --             100.0%

Brent D. Redstone               Viacom Class A Common                   -- (11)               --                 --
                                Viacom Class B Common                   -- (11)               --                 --
                                Blockbuster Class A Common              -- (11)               --                 --
                                Blockbuster Class B Common              -- (11)               --                 --

Shari Redstone                  Viacom Class A Common                   -- (11)               --                 --
                                Viacom Class B Common                   -- (11)               --                 --
                                Blockbuster Class A Common              -- (11)               --                 --
                                Blockbuster Class B Common              -- (11)               --                 --


                                            Beneficial Ownership of Equity Securities
                            ---------------------------------------------------------------------------------
                                                                  Number of          Option       Percent of
Name                          Title of Equity Security          Equity Shares       Shares(1)       Class
----                          ------------------------          -------------       ---------       -----

Sumner M. Redstone           Viacom Class A Common               93,658,988(9)             --        68.1%
                             Viacom Class B Common              104,334,988(9)      3,000,000         6.3%
                             Blockbuster Class A Common         144,000,000(10)            --        82.3%
                             Blockbuster Class B Common         144,000,000(10)            --       100.0%

Fredric G. Reynolds**        Viacom Class A Common                       --                --           --
                             Viacom Class B Common                   97,671(12)       275,500         (16)
                             Blockbuster Class A Common                  --                --           --
                             Blockbuster Class B Common                  --                --           --

William A. Roskin            Viacom Class A Common                      565(5)             --         (16)
                             Viacom Class B Common                    2,144(5)        264,000         (16)
                             Blockbuster Class A Common               2,500                --         (16)
                             Blockbuster Class B Common                  --                --           --

Frederic V. Salerno          Viacom Class A Common                    1,984(2)             --         (16)
                             Viacom Class B Common                    1,989(2)         28,000(13)     (16)
                             Blockbuster Class A Common               5,000                --         (16)
                             Blockbuster Class B Common                  --                --          --

William Schwartz             Viacom Class A Common                   15,177(2)             --         (16)
                             Viacom Class B Common                   15,453            48,000         (16)
                             Blockbuster Class A Common                  --                --           --
                             Blockbuster Class B Common                  --                --           --

Ivan Seidenberg              Viacom Class A Common                    1,853(2)             --         (16)
                             Viacom Class B Common                    1,858(2)         25,000(13)     (16)
                             Blockbuster Class A Common               5,000                --         (16)
                             Blockbuster Class B Common                  --                --           --

Patty Stonesifer             Viacom Class A Common                      654(2)             --         (16)
                             Viacom Class B Common                    6,020(2)            905         (16)
                             Blockbuster Class A Common                  --                --           --
                             Blockbuster Class B Common                  --                --           --

Robert D. Walter             Viacom Class A Common                      494(2)             --         (16)
                             Viacom Class B Common                   79,449(2)(3)(4)   15,840         (16)
                             Blockbuster Class A Common                  --                --           --
                             Blockbuster Class B Common                  --                --           --

Capital Research and         Viacom Class A Common                8,251,800(14)            --         6.0%
Management Company
   333 South Hope Street
   Los Angeles, CA 90071


                                                Beneficial Ownership of Equity Securities
                             ------------------------------------------------------------------------------------
                                                                 Number of             Option         Percent of
Name                         Title of Equity Security          Equity Shares           Shares(1)         Class
----                         ------------------------          -------------           ---------         -----

Mario J. Gabelli             Viacom Class A Common             11,898,000(15)                  --         8.6%
Gabelli Funds, Inc.
 One Corporate Center
 Rye, NY 10580-1434

Current directors and        Viacom Class A Common                 64,650(2)(5)(6)             --         (16)
executive officers as a      Viacom Class B Common              4,914,736(2-8)(12)     12,150,651         (16)
group other than             Blockbuster Class A Common            21,712                      --         (16)
Mr. Sumner Redstone          Blockbuster Class B Common                --                      --          --
 (26 persons)

_____________

*    Mr. Dooley resigned from the Board of Directors on November 15, 2000.

** In March 2001, the Company announced that Mr. Reynolds will become President of the CBS Television Stations Division.

NOTES:
 (1) Reflects shares subject to options to purchase such shares which on February 28, 2001 were unexercised but were exercisable within a period of 60 days from that date. These shares are excluded from the column headed "Number of Equity Shares".

 (2) Includes Viacom Class A Common Stock units and Class B Common Stock units credited as of January 1, 2001 to Messrs. Abrams, Andelman, Conrades, Leschly, Miller, Salerno, Schwartz, Seidenberg and Walter and Ms. Stonesifer pursuant to the Deferred Compensation Plan described below under which their directors' fees are converted into stock units.

 (3) Includes Viacom Class B Common Stock equivalents credited to Messrs. Conrades, Gray, McLaughlin and Walter pursuant to the CBS Deferred Compensation and Stock Plan for Directors.

 (4) Includes Viacom Class B Common Stock credited to Messrs. Conrades, Gray, McLaughlin and Walter pursuant to the CBS Deferred Compensation and Stock Plan for Directors.

 (5)  Includes shares held through the Viacom 401(k) Plan.

 (6)  Includes shares held through the CBS or Infinity 401(k) Plans.

 (7) Includes (i) 2,218,538 shares as to which Mr. Karmazin has sole voting power but no investment power; and (ii) 52,535 shares held by the Karmazin Foundation and 568,628 shares held by the Karmazin Charitable Lead Annuity Trusts I and II, as to which Mr. Karmazin disclaims beneficial ownership, except, in the case of the Trusts to the extent of his pecuniary interest.

(8)   Includes 558 shares for which Mr. Moonves disclaims beneficial ownership.

(9) Except for 160 shares of each class of Common Stock owned directly by Mr. Redstone, all shares are owned beneficially by National Amusements. Mr. Redstone is the beneficial owner of the controlling interest in National Amusements and, accordingly, beneficially owns all such shares.

(10) The shares of Blockbuster Class B Common Stock are owned beneficially by the Company. Mr. Redstone is the beneficial owner of the controlling interest in the Company and, accordingly, beneficially owns all such shares. Each share of Blockbuster Class B Common Stock is convertible at the option of the holder thereof into one share of Blockbuster Class A Common Stock. As a result, National Amusements and Mr. Redstone are also deemed to beneficially own 144,000,000 shares of Blockbuster Class A Common Stock.

(11) Brent Redstone and Shari Redstone are stockholders of National Amusements and, accordingly, each has a significant indirect beneficial interest in the Company shares owned by National Amusements and the Blockbuster shares owned by the Company.

(12) Includes 26,640 shares of Viacom Class B Common Stock held by the LAJADESH Foundation, as to which Mr. Reynolds has shared voting and investment power and as to which he disclaims beneficial ownership.

(13) Consists of options for 25,000 shares held by Mr. Salerno and options for 22,000 shares held by Mr. Seidenberg, for the benefit of Verizon, as successor to Bell Atlantic, since these options were granted while they represented Bell Atlantic (and previously NYNEX) which held Viacom Preferred Stock and options for 3,000 shares held by each of Messrs. Salerno and Seidenberg, individually, since these options were awarded to these directors after the Viacom Preferred Stock was redeemed at the end of 1998.

(14) Capital Research and Management Company, an investment advisor, filed with the Securities and Exchange Commission (the "Commission") a Statement on
      Schedule 13G (the "Capital Statement"), dated February 9, 2001, reporting beneficial ownership as of December 31, 2001 of 8,251,800 shares of Viacom Class A Common Stock, representing approximately 6% of the outstanding shares of such class. The Capital Statement reported that the shares are generally held for investment and that Capital Research and Management Company has sole investment power but does not have voting power over such shares.

(15) Mario J. Gabelli and various entities, including investment companies, which he directly or indirectly controls or for which he acts as chief investment officer, filed with the Commission Amendment No. 4 to their Statement on Schedule 13D (the "Gabelli Statement"), dated January 27, 2000 reporting an aggregate beneficial ownership of 11,898,000 shares of Class A Common Stock, representing approximately 8.6% of the outstanding shares of such class. The Gabelli Statement reported that the shares are generally held for investment and that the entities reporting beneficial ownership generally have sole investment and voting power over such shares.

(16)  Less than 1%.


                             DIRECTORS' COMPENSATION

     Directors of the Company who are not officers or employees of the Company or National Amusements or members of their immediate family ("Outside Directors") are entitled to receive the directors' fees and are eligible to participate in the Company's stock option plans described below. Messrs. Abrams, Miller, Salerno, Schwartz and Seidenberg were Outside Directors for the entire 2000 calendar year and Messrs. Conrades, Dauman, Gray, Leschly, McLaughlin and Walter and Ms. Stonesifer were Outside Directors since May 2000. Mr. Andelman was an Outside Director since December 2000. Mr. Dooley served as an Outside Director from May 2000 until his resignation from the Board in November 2000. In 2000, only Outside Directors received any compensation for services as a director.

     Directors' Fees. Outside Directors received the following fees for 2000:
(i) a quarterly retainer of $12,500 for 2000; (ii) a per meeting attendance fee of $1,500 for each Board meeting; (iii) a per meeting attendance fee of $1,500 for each meeting of the Audit Committee and of the Compensation Committee; and
(iv) a $7,500 annual retainer fee for the Chairman of the Audit Committee (currently Mr. Salerno), for the Chairman of the Compensation Committee (currently Mr. Schwartz) and for the Chairman of the Governance and Nominations Committee (currently Mr. Abrams).

     Deferred Compensation Plan. Messrs. Abrams, Conrades, Leschly, Miller, Salerno, Schwartz, Seidenberg and Walter and Ms. Stonesifer have deferred payment of their retainer and attendance fees, pursuant to the Company's unfunded Deferred Compensation Plan; these amounts are deemed invested in the number of stock units equal to the number of shares of Common Stock such amounts would have purchased when deferred. Payment will be made in a lump sum or in three or five annual installments starting seven months after their retirement, with the value of the stock units determined by reference to the fair market values of the Class A Common Stock and Class B Common Stock at the time of retirement and, in the case of installment payments, credited with interest. For 2000, the stock unit accounts of Messrs. Abrams, Conrades, Leschly, Miller, Salerno, Schwartz, Seidenberg and Walter and Ms. Stonesifer were credited with 686; 337; 348; 641; 761; 784; 718; 323 and 399 Class A Common Stock units and
687; 338; 349; 642; 761; 784; 718; 324 and 400 Class B Common Stock units, respectively.

     Outside Directors' Stock Option Grants. Each Outside Director receives an annual grant of stock options to purchase 3,000 shares of Class B Common Stock. Each Outside Director also received a grant of non-qualified stock options to purchase 10,000 shares of Class B Common Stock when such person became an Outside Director or when the program was established in May 1993 for Outside Directors elected before that date. Each Outside Director who had served as an Outside Director since 1989 also received a one-time grant in November 1994 of stock options to purchase 20,000 shares of Class B Common Stock. The per share exercise price of each grant has been the closing price of a share of Class B Common Stock on the American Stock Exchange or the NYSE on the date of grant. Accordingly, Messrs. Conrades, Dauman, Dooley, Gray, Leschly, McLaughlin and Walter and Ms. Stonesifer each received a grant of non-qualified stock options to purchase 10,000 shares of Class B Common Stock with a per share exercise price of $55.75 (the closing price of a share of Class B Common Stock on the NYSE on the date of grant) when they became Outside Directors on May 4, 2000. In addition, on August 1, 2000, Messrs. Abrams, Conrades, Dauman, Dooley, Gray, Leschly, McLaughlin, Miller, Salerno, Schwartz, Seidenberg and Walter and Ms. Stonesifer each received an annual grant to purchase 3,000 shares of Class B Common Stock, with a per share exercise price of $70.00 (the closing price of a share of Class B Common Stock on the NYSE on the date of grant). The grants to Mr. Dooley were cancelled when he resigned from the Board in November 2000. Mr. Andelman received a grant of non-qualified stock options to purchase 10,000 shares of Class B Common Stock, with a per share exercise price of $54.25 (the closing price of a share of Class B Common Stock on the NYSE on the date of grant), when he was appointed to the Board on December 14, 2000.

     Retirement Income Plan. Outside Directors appointed or elected before January 1, 1999 were eligible to participate in the unfunded, non-qualified Retirement Income Plan established in 1989. Pursuant to this plan, such Outside Directors will receive annual payments commencing on such director's retirement equal to 100% of the amount of the annual Board retainer at the time of such retirement (not including meeting attendance fees or the annual retainer for serving as Chairman of the Audit, Compensation or Governance and Nominations Committee). The Plan provides that such director or his estate will receive such annual payments for the number of years of such director's service on the Board.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Abrams, Miller, Brent Redstone, Salerno, Schwartz and Seidenberg and Ms. Shari Redstone were members of the Compensation Committee for the period from January 1, 2000 through the CBS Merger on May 4, 2000 and Messrs. Gray, Leschly, Salerno, Schwartz, Seidenberg and Ms. Stonesifer were members of the Compensation Committee from May 4, 2000 to December 31, 2000.

     Shari Redstone is an executive officer and director of National Amusements. Mr. Dauman, who served as an executive officer of the Company until shortly before the CBS Merger, is a director of the Company and National Amusements.

     George S. Abrams, a director of the Company and National Amusements, entered into an agreement with the Company in 1994 to provide legal and governmental consulting services for the Company. During the year ended December 31, 2000, the Company made payments to Mr. Abrams for such services in the aggregate amount of $120,000.

     Ken Miller, a director of the Company, is Vice Chairman of Credit Suisse First Boston Corporation. Credit Suisse First Boston Corporation has performed, and, in the future, is expected to perform from time to time, investment banking services for the Company.

     National Amusements, the Company's major stockholder, licenses films in the ordinary course of its business for its motion picture theaters from all major studios including Paramount Pictures, a division of the Company. During the year ended December 31, 2000, National Amusements made payments to Paramount Pictures in the aggregate amount of approximately $14,439,000 to license Paramount Pictures films. National Amusements licenses films from a number of unaffiliated companies and the Company believes that the terms of the licenses between National Amusements and Paramount Pictures were no less favorable to Paramount Pictures than licenses between unaffiliated companies and National Amusements were to such unaffiliated companies. The Company expects to continue to license Paramount Pictures films to National Amusements upon similar terms in the future.

     Mr. Redstone and National Amusements own an aggregate of approximately 27.9% of the common stock of Midway Games Inc. ("Midway"). During the year ended December 31, 2000, Blockbuster purchased approximately $5.6 million of home video games from Midway. The Company believes that the terms of these purchases were no less favorable to the Company than it would have obtained from parties in which there was no such ownership interest. The Company expects to purchase video games from Midway in the future.

     National Amusements and AMC Entertainment, Inc., which operate movie theatre chains, entered into a joint venture agreement on February 29, 2000 with Hollywood.com to form MovieTickets.com, Inc. ("MovieTickets"). National Amusements owns approximately 25% of MovieTickets. Shari Redstone, a director of the Company, is an executive officer and director of National Amusements and Co-Chairman of MovieTickets. The joint venture entered into an agreement in principle during 2000 for the Company to acquire a 5% interest for $25 million of advertising over five years. The acquisition closed in March 2001. Famous Players, the Company's Canadian theatre chain, also has a 5% interest in Movie Tickets. The Company believes that the terms of its agreement with MovieTickets are no less favorable to the Company than it would have obtained from parties in which there was no such ownership interest.

                                 AUDIT COMMITTEE

Report of the Audit Committee

     We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000.

     We have discussed with PricewaterhouseCoopers, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. Also, we have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers, LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors their independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

     We have also considered whether the services performed by PricewaterhouseCoopers, LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 is compatible with maintaining
PricewaterhouseCoopers independence.


                         Members of the Audit Committee
                         ------------------------------

                               George H. Conrades
                                   Ken Miller
                          Frederic V. Salerno, Chairman
                                William Schwartz
                                 Ivan Seidenberg
                                Patty Stonesifer
                                Robert D. Walter

                             EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

     The Compensation Committee and the Senior Executive Compensation Committee for the period from January 1, 2000 through the CBS Merger on May 4, 2000 and the Compensation Committee for the balance of 2000 (collectively, the "Committee") has furnished the following report on executive compensation for 2000.

     All members of the Committee were non-employee directors. Before the CBS Merger, the Compensation Committee reviewed and approved the Company's executive compensation and the Senior Executive Compensation Committee reviewed and approved compensation for executive officers, if their compensation was, or could become, subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). After the CBS Merger, the Compensation Committee reviewed and approved compensation for executives if their salary and target bonus compensation equaled or exceeded $1 million per annum. Independent compensation consultants have advised the Committee from time to time with respect to the Company's long-term incentive compensation plans since 1987.

     The objectives of the executive compensation package for the Company's executive officers are to:

     . Set levels of annual salary and bonus compensation that will attract and retain superior executives in the highly competitive environment of entertainment and media companies;

     . Provide annual bonus compensation for executive officers that varies with the Company's financial performance and reflects the executive officer's individual contribution to that performance;

     . Provide long-term compensation that is tied to the Company's stock price so as to focus the attention of the executive officers on managing the Company from the perspective of an owner with an equity stake; and

     . Emphasize performance-based compensation, through annual bonus compensation and long-term compensation, over fixed compensation.

     The Committee evaluated the competitiveness of its executive compensation packages based on information from a variety of sources, including information supplied by consultants and information obtained from the media or from the Company's own experience. The Committee also focused on executive compensation offered by the members of the peer group included in the performance graphs set forth on subsequent pages. At times, the Committee also evaluated compensation relative to a broader range of companies, whether or not included in such peer group, that have particular lines of business comparable to those of the Company.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Code generally limits to $1 million the federal tax deductibility of compensation (including stock options) paid in one year to the Company's Chief Executive Officer and the other executive officers whose compensation is individually disclosed in the tables that appear on subsequent pages (the "named executive officers"). The tax deductibility of deferred compensation paid to an executive officer when he is no longer subject to
Section 162(m) is not subject to the limitation. Performance-based compensation (including stock options) is also subject to an exception, provided such compensation meets certain requirements, including stockholder approval.

     Compensation for the Company's executive officers is comprised of base salary, annual bonus compensation, long-term compensation in the form of stock options and deferred compensation for any executive officer whose annual base salary exceeds $1 million. The annual bonus plan for most of the Company's executive officers (the "Senior Executive STIP") and the Company's stock option plans (the "LTMIP") were designed to comply with the exception for performance-based compensation. The Senior Executive STIP provides objective performance-based annual bonuses, subject to a maximum limit of eight (8) times the executive's annual salary compensation, consisting of base salary plus any deferred compensation. Long-term compensation for the Company's executive officers has been provided through grants of LTMIP stock options. It is expected that long-term compensation for future years will continue to be provided through grants of LTMIP stock options. The stockholders of the Company have approved the Senior Executive STIP and the LTMIP.

Annual Salary Compensation

     Annual salary compensation levels for executive officers are designed to be consistent with competitive practice and level of responsibility. Annual salary compensation for 2000 consisted of base salary and, for the Chief Executive Officer and the Chief Operating Officer, deferred compensation.

Annual Bonus Compensation

     Annual bonus compensation for 2000 for the named executive officers (other than Messrs. Dauman and Dooley) was provided under the Senior Executive STIP. In accordance with the Senior Executive STIP and as permitted by Section 162(m) of the Code, the Committee established performance criteria and target awards for these executive officers. The performance criteria related to the attainment of a specified level of operating income for the Company as a whole. For this purpose, the Senior Executive STIP uses the EBITDA definition of revenues less operating expenses (other than depreciation, amortization and non-recurring charges) to define "operating income".

     The level of the Senior Executive STIP annual bonuses for 2000 for the Company's executive officers was based on the determination of the Committee that the performance criteria established for 2000 had been exceeded. The Committee considered a number of factors, including the role played by the executive officers in completing the CBS Merger and successfully integrating the operations of CBS and Viacom while achieving record operating results, and awarded the annual bonuses set forth in the Summary Executive Compensation Table.

     Annual bonus compensation for the Company's executive officers not participating in the Senior Executive STIP was provided under the Company's Short-Term Incentive Plan based on individual performance and the Company's financial performance.

Long-Term Compensation

     The Committee believes that the use of equity-based long-term compensation plans appropriately links executive interests to enhancing stockholder value.

     Annual grants of LTMIP stock options for Class B Common Stock are generally awarded to the Company's executive officers. The grants of LTMIP stock options for Class B Common Stock awarded to the Company's executive officers (other than the Chief Executive Officer and the Chief Operating Officer) in 1999 represented such executives' grants for 1999 and 2000. However, certain executive officers received an additional grant in 2000 in recognition of the additional responsibilities that they had assumed as a result of the CBS Merger. These stock options vest over a three or four year period and have a ten-year term from the date of grant. The exercise price of these stock options was set at the fair market value of the Class B Common Stock on the date of grant.

Chief Executive Officer's and Chief Operating Officer's Compensation

     Mr. Redstone, the Chairman of the Board, Chief Executive Officer and controlling stockholder of the Company, waived payment of any compensation for his services as Chief Executive Officer of the Company for the period from January 1, 2000 to May 4, 2000.

     The Company entered into employment agreements with Mr. Redstone to serve as its Chairman and Chief Executive Officer and with Mr. Karmazin to serve as its President and Chief Operating Officer after the CBS Merger. The terms of those agreements are described below under "Employment and Severance Agreements". Effective upon the CBS Merger, Messrs. Redstone and Karmazin each received a grant of options to purchase 2 million shares of Class B Common Stock that vest in three equal annual installments.

     The level of the Senior Executive STIP annual bonuses for 2000 for Messrs. Redstone and Karmazin was based on the determination of the Compensation Committee that the performance criteria established for 2000 had been exceeded. The Committee considered a number of factors, including the role played by Messrs. Redstone and Karmazin in completing the CBS Merger and successfully integrating the operations of CBS and Viacom while achieving record operating results, and awarded the annual bonuses set forth in the Summary Executive Compensation Table.

       Members of the                            Members of the                        Members of the
   Compensation Committee           Senior Executive Compensation Committee        Compensation Committee
   Before the CBS Merger:                    Before the CBS Merger:                 After the CBS Merger:
   ----------------------                    ----------------------                 ---------------------

      George S. Abrams                        Frederic V. Salerno                      William H. Gray III
         Ken Miller                        William Schwartz, Chairman                    Jan Leschly
      Brent D. Redstone                         Ivan Seidenberg                      Frederic V. Salerno
       Shari Redstone                                                            William Schwartz, Chairman
     Frederic V. Salerno                                                               Ivan Seidenberg
 William Schwartz, Chairman                                                           Patty Stonesifer
       Ivan Seidenberg

                      Summary Executive Compensation Table

     The following table sets forth information concerning total compensation for the Chief Executive Officer and the four most highly compensated executive officers of the Company who served in such capacities during 2000 and for Messrs. Dauman and Dooley for services rendered to the Company during each of the last three fiscal years.

                                                                                         Long-Term
                                                                                       Compensation
                                                       Annual Compensation (1)            Awards
                                             ----------------------------------------- ------------
                                                                                        Securities
   Name and Principal Position                                          Other Annual    Underlying       All Other
        at End of 2000              Year     Salary          Bonus     Compensation(2)    Options      Compensation(3)
--------------------------------    ----     ------          -----     ---------------    -------      ---------------
Sumner M. Redstone                  2000    $2,021,862    $15,000,000    $ 80,030         2,000,000      $   33,014
   Chairman and Chief               1999             0              0     114,042                 0               0
   Executive Officer                1998             0              0          --         4,000,000               0

Mel Karmazin                        2000     2,021,862     15,000,000          --         2,000,000          50,112
   President and Chief
   Operating Officer*

Michael D. Fricklas                 2000       747,115      1,000,000          --           100,000          18,750
   Executive Vice President,        1999       600,000        750,000          --           110,000          18,750
   General Counsel and              1998       529,711        550,000          --                 0          18,750
   Secretary

Fredric G. Reynolds                 2000       562,308      2,750,000          --                 0      21,859,386(4)
   Executive Vice President and
   Chief Financial Officer**

William A. Roskin                   2000       747,115        900,000          --           100,000          18,750
   Senior Vice President,           1999       599,231        650,000          --           110,000          18,750
   Human Resources and              1998       550,000        450,000          --                 0          18,750
   Administration

Philippe P. Dauman***               2000       708,269              0      77,641                 0      33,688,972(5)
                                    1999     1,881,000      8,119,000          --                 0         107,563
                                    1998     1,710,000      6,000,000          --         2,000,000         103,288

Thomas E. Dooley***                 2000       708,269              0          --                 0      33,684,634(5)
                                    1999     1,881,000      8,119,000          --                 0         107,563
                                    1998     1,710,000      6,000,000          --         2,000,000         103,288

________________

* Mr. Karmazin became President and Chief Operating Officer of the Company on May 4, 2000.
** Mr. Reynolds became Executive Vice President and Chief Financial Officer of the Company on May 4, 2000. In March 2001, the Company announced that Mr. Reynolds will become President of the CBS Television Stations Division and Richard J. Bressler will join the Company as Senior Executive Vice President and Chief Financial Officer, assuming the duties of Chief Financial Officer effective May 1, 2001.
*** Messrs. Dauman and Dooley each served as Deputy Chairman and Executive Vice President of the Company until shortly before the CBS Merger on May 4, 2000.

NOTES:

(1) Mr. Redstone waived payment of compensation for his services as Chief Executive Officer during 1998, 1999 and the period from January 1, 2000 through the CBS Merger on May 4, 2000. Annual compensation for the named executives (other than Messrs. Dauman and Dooley) includes the following amounts of compensation deferred under the Company's 401(k) and Excess 401(k) Plans and for Messrs. Redstone and Karmazin pursuant to their employment agreements: for each of Messrs. Redstone and Karmazin for 2000 in the amount of $1,360,323; for Mr. Fricklas for 2000 in the amount of $152,753, for 1999 in the amount of $115,477 and for 1998 in the amount of $82,365; and for Mr. Roskin for 2000 in the amount of $209,567, for 1999 in the amount of $157,385 and for 1998 in the amount of $127,413.

(2) In accordance with the rules of the Securities and Exchange Commission, amounts totaling less than $50,000 have been omitted. Amounts included in Other Annual Compensation for Messrs. Redstone and Dauman for 2000 relate to non-business use of Company aircraft.

(3) The Company maintains a program of life and disability insurance which is generally available to all salaried employees on the same basis. In addition, during 2000, the Company maintained for Messrs. Karmazin, Dauman and Dooley certain supplemental life insurance benefits. All Other Compensation includes premiums paid by the Company for this supplemental coverage for 2000 for Mr. Karmazin of $17,098 and for each of Messrs. Dauman and Dooley of $25,788; the Company's matching contributions under the Viacom 401(k) Plan for Mr. Fricklas of $4,250, for Mr. Roskin of $1,750, for Mr. Dauman of $4,250 and for Mr. Dooley of $3,750; credits for the Company's matching contributions under the Viacom Excess 401(k) Plan for 2000 for Mr. Fricklas of $14,500, for Mr. Roskin of $17,000, for Mr. Dauman of $55,500 and for Mr. Dooley of $56,000; and credits for the Company's matching contributions for compensation deferred pursuant to their employment agreements for 2000 for each of Messrs. Redstone and Karmazin of $33,014 and for each of Messrs. Dauman and Dooley of $8,224.

(4) Mr. Reynolds received this payment after the CBS Merger upon exercise of stock appreciation rights granted in tandem with CBS stock options.

(5) Includes the one-time cash payment to Messrs. Dauman and Dooley of $33,595,210 and $33,590,872, respectively, that represents payment of all amounts that would have been payable under their employment agreements through December 31, 2003, and a $5,000,000 transaction bonus. These amounts do not include payouts of their deferred compensation accounts and their accounts in the Company's Excess 401(k) Plan. The terms of their employment and severance agreements are described below under "Employment and Severance Agreements".

                          Option Grants in Fiscal 2000

     The following table sets forth certain information with respect to executive stock options to purchase shares of Class B Common Stock awarded during 2000 to the named executives. The table includes a column designated "Grant Date Present Value". The calculation in that column is based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. There is no way to anticipate what the actual growth rate of the Class B Common Stock will be.

                                                              Individual Grants
                               ------------------------------------------------------------------
                                                        % of Total
                               Number of Shares of    Options Granted                                   Grant Date
                               Class B Common Stock   to Employees in  Exercise Price  Expiration         Present
Name                           Underlying Options       Fiscal 2000       ($/Share)       Date             Value(4)
----                           --------------------   ---------------  --------------  ----------          --------
Sumner M. Redstone.......           2,000,000(1)           17.94%       $55.7500          5/4/10         $53,816,000

Mel Karmazin.............           2,000,000(1)           17.94%        55.7500          5/4/10          53,816,000

Michael D. Fricklas......             100,000(2)              (5)        54.0625         5/25/10           2,619,000

Fredric G. Reynolds......                   0                  0              --              --                  --

William A. Roskin........             100,000(2)              (5)        54.0625         5/25/10           2,619,000

Philippe P. Dauman.......              10,000(3)              (5)        55.7500          5/4/10             269,080
                                        3,000(3)              (5)        70.0000          8/1/10              99,225

Thomas E. Dooley.........              10,000(3)              (5)        55.7500          5/4/10             269,080
                                        3,000(3)              (5)        70.0000          8/1/10              99,225

________________

NOTES:

(1) These grants were awarded to Messrs. Redstone and Karmazin on May 4, 2000 and vest in one-third increments on May 4, 2001, May 4, 2002 and May 4, 2003.

(2) These grants were awarded to Messrs. Fricklas and Roskin on May 25, 2000 and vest in one-third increments on May 25, 2001, May 25, 2002 and May 25, 2003.

(3) The grants for 10,000 and 3,000 shares were awarded to Messrs. Dauman and Dooley on May 4, 2000 and August 1, 2000, respectively, in connection with their services as outside directors after the CBS Merger. The grants vest one year after the date of grant. The grants to Mr. Dooley were cancelled when he resigned from the Board in November 2000.

(4) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The grant date values presented in the table were determined in part using the following assumptions. No adjustments were made for non-transferability or risk of forfeiture.

     Expected volatility............................................      32.10%
     Risk-free rate of return.......................................       6.56%
     Dividend yield.................................................       0.00%
     Time of exercise...............................................   6.8 years

     The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation".

(5)  Less than 1%.

                  Aggregated Option Exercises in Fiscal 2000
                  and Value of Options at End of Fiscal 2000

     The following table sets forth as to the Chief Executive Officer and the named executive officers information with respect to option exercises during 2000 and the status of their options on December 31, 2000.

                                                                 Number of Shares of
                                                                Class B Common Stock
                          Number of Shares of                  Underlying Unexercised           Value of Unexercised
                          Class B Common Stock                      Options as of             In-the-Money Options as
                                Acquired                          December 31, 2000             of December 31, 2000
Name                          on Exercise     Value Realized   Exercisable  Nonexercisable   Exercisable  Nonexercisable
----                      ------------------- --------------   -----------  --------------   -----------  --------------
Sumner M. Redstone.......              0       $          0      3,000,000       6,500,000  $ 83,875,000     $80,500,000

Mel Karmazin.............              0                  0      4,655,043       3,008,453   154,180,286         204,829

Michael D. Fricklas......         22,000          1,083,500        110,000         270,000     3,105,000       2,419,375

Fredric G. Reynolds......         50,000          1,824,797        221,250         165,292     3,864,060          14,647

William A. Roskin........              0                  0        264,000         270,000     7,593,375       2,419,375

Philippe P. Dauman.......        500,000         23,750,000      3,540,000          13,000    74,735,000               0

Thomas E. Dooley.........        500,000         23,750,000      3,474,000               0    74,023,250               0
                                  40,000          2,273,750



                                            Viacom Pension Plan Table

                                                                                 YEARS OF SERVICE
                                                                    ---------------------------------------------
Remuneration                                                            15          20           25          30
------------                                                        -----------  ----------   ---------  --------
$ 150,000......................................................       $ 36,743    $ 48,990    $ 61,238   $ 73,485

  300,000......................................................         76,118     101,490     126,863    152,235

  450,000......................................................        115,493     153,990     192,488    230,985

  600,000......................................................        154,868     206,490     258,113    309,735

  750,000......................................................        194,243     258,990     323,738    388,485


     Under the terms of the Viacom Pension Plan and the Viacom Excess Pension Plan (collectively, the "Viacom Pension Plans") for certain higher compensated employees, an eligible employee will receive a benefit at retirement that is based upon the employee's number of years of benefit service and average annual compensation (salary and bonus) for the highest 60 consecutive months out of the final 120 months. Such compensation is limited to $750,000 per year or, for any executive employed by Viacom as of December 31, 1995, the executive's base salary as of December 31, 1995, if greater. The benefits under the Viacom Excess Pension Plan are not subject to the Internal Revenue Code provisions that limit the compensation used to determine benefits and the amount of annual benefits payable under the Viacom Pension Plan. The foregoing table illustrates, for representative average annual pensionable compensation and years of benefit service classifications, the annual retirement benefit payable to employees under the Viacom Pension Plans upon retirement in 2000 at age 65, based on the straight-life annuity form of benefit payment and not subject to deduction or offset.

     Mr. Karmazin has been credited with approximately one year of benefit service under the Viacom Pension Plans; however, the benefits will be calculated as though he had approximately 13 years of credited service in accordance with the terms of his employment agreement with the Company. The number of years of benefit service that have been credited for Messrs. Fricklas and Roskin are approximately 6.5 years and 13 years, respectively. Messrs. Dauman and Dooley have been credited with 7 and 21 years of service under the Viacom Pension Plans; however, the benefits will be calculated as though they, respectively, had 20 and 23 years of credited service in accordance with the terms of their agreements with the Company entered into on September 6, 1999. The terms of these agreements are described below under "Employment and Severance Agreements". Mr. Redstone does not participate in the Viacom Pension Plans.

     Mr. Karmazin has a vested benefit under an Infinity pension plan which was frozen in November 1987. He has not accrued any additional benefits under this plan since November 1987. As of December 31, 2000, the estimated monthly benefit amount payable to Mr. Karmazin upon retirement at normal retirement age under this frozen pension plan was $1,408.

     During the period from March 1, 1994 through December 31, 1997, Mr. Reynolds participated in the Westinghouse Pension Plan. Effective January 1, 1998, he became a participant in the Group W component of the CBS Combined Pension Plan. Effective April 1, 1999, the CBS Combined Pension Plan was amended and Mr. Reynolds became a participant in the cash balance component of the CBS Combined Pension Plan (the "CBS Cash Balance Plan"). The CBS Cash Balance Plan is non-contributory. All employer contributions are actuarially determined. The CBS Cash Balance Plan credits the active participant's hypothetical account annually with 2% of base/benefit pay (pay for this purpose is subject to a maximum of $550,000), an interest credit on the opening account balance (which is the converted accrued benefit from the prior component plan) and on the ongoing account (which is the annual credit to the account); and, in certain circumstances, a transition credit which is unique to each individual. Mr. Reynolds also has vested benefits under the Westinghouse Executive Pension Plan, which were frozen effective March 31, 1999. Mr. Reynolds has not accrued additional benefits under the Westinghouse Executive Pension Plan since March 31, 1999. As of December 31, 2000, the estimated monthly benefit amount payable to Mr. Reynolds upon retirement at normal retirement age under the Westinghouse Executive Pension Plan was $5,870.

                               Performance Graphs

     The following graphs compare the cumulative total stockholder return on the Class A Common Stock and the Class B Common Stock with the cumulative total return on the companies listed in the Standard & Poor's 500 Stock Index and a peer group of companies identified below. The total return data was obtained from Standard & Poor's Compustat Services, Inc.

     The performance graph in Exhibit I assumes $100 invested on December 31, 1995 in each of the Class A Common Stock, the Class B Common Stock, the S&P 500 Index and the Peer Group, including reinvestment of dividends, through the fiscal year ended December 31, 2000.

     National Amusements acquired control of the Company in June 1987. The performance graph in Exhibit II assumes $100 invested on December 31, 1987 in each of the Class A Common Stock, the S&P 500 Index and the Peer Group, including reinvestment of dividends, through the fiscal year ended December 31, 2000.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following performance graphs and the Report of the Audit Committee and the Report of the Compensation Committee on Executive Compensation set forth above shall not be incorporated by reference into any such filings.

                                    Exhibit I
                     Total Cumulative Stockholder Return for
                    Five-Year Period Ending December 31, 2000


                                  [LINE GRAPH]


-----------------------------------------------------------------------------------------------------------------------------------
    December 31,                   1995              1996             1997             1998             1999             2000
-----------------------------------------------------------------------------------------------------------------------------------
Class A Common                   100.00             74.59            88.38           159.05           261.35           203.24
-----------------------------------------------------------------------------------------------------------------------------------
Class B Common                   100.00             73.61            87.47           156.20           255.15           197.36
-----------------------------------------------------------------------------------------------------------------------------------
S&P 500                          100.00            122.90           163.95           210.80           255.15           231.94
-----------------------------------------------------------------------------------------------------------------------------------
Peer Group*                      100.00            110.52           162.33           207.15           237.55           191.09
-----------------------------------------------------------------------------------------------------------------------------------

* The Peer Group consists of the following companies: BHC Communications, Inc.; The Walt Disney Company; Gaylord Entertainment Co.; The News Corp. Ltd. (ADRs); AOL Time Warner Inc.(formerly Time Warner Inc.) and Tribune Company. The Seagram Company Ltd., which was part of the Peer Group, has been deleted because it was acquired by Vivendi S.A. in December 2000 and, as a result, this security was no longer publicly traded on December 31, 2000.

                                   Exhibit II
                     Total Cumulative Stockholder Return for
                  Thirteen-Year Period Ending December 31, 2000

                                  [LINE GRAPH]

-------------------------------------------------------------------------------------------------------------
     December 31,         1987         1988         1989         1990         1991         1992         1993
-------------------------------------------------------------------------------------------------------------
Viacom Common*          100.00       171.72       317.24       286.41       373.70       480.08       533.27
-------------------------------------------------------------------------------------------------------------
S&P 500                 100.00       116.50       153.30       148.52       193.58       208.31       229.21
-------------------------------------------------------------------------------------------------------------
Peer Group**            100.00       112.96       160.22       126.12       152.86       198.17       240.21
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
     December 31,         1994         1995         1996         1997         1998         1999         2000
-------------------------------------------------------------------------------------------------------------
Viacom Common*          454.17       504.63       376.32       445.86       802.41     1,318.49     1,025.34
-------------------------------------------------------------------------------------------------------------
S&P 500                 232.32       319.31       394.41       526.15       676.52       818.86       744.34
-------------------------------------------------------------------------------------------------------------
Peer Group**            220.51       273.15       301.87       443.40       565.83       648.86       521.96
-------------------------------------------------------------------------------------------------------------

* Viacom Class B Common Stock is omitted as it did not trade as a public security prior to June 18, 1990.

** The Peer Group consists of the following companies: BHC Communications, Inc.; The Walt Disney Company; Gaylord Entertainment Co.; The News Corp. Ltd. (ADRs); AOL Time Warner Inc.(formerly Time Warner Inc.) and Tribune Company. The Seagram Company Ltd., which was part of the Peer Group, has been deleted because it was acquired by Vivendi S.A. in December 2000 and, as a result, this security was no longer publicly traded on December 31, 2000.

                       EMPLOYMENT AND SEVERANCE AGREEMENTS

     Mr. Redstone, the Chairman of the Board, Chief Executive Officer and controlling stockholder of the Company, did not receive compensation for his services as Chief Executive Officer for the period through the CBS Merger. The Company entered into an employment agreement with Mr. Redstone to serve as its Chairman and Chief Executive Officer after the CBS Merger. Under that agreement, Mr. Redstone received a salary of $1 million per annum and annual bonus compensation, with an established target bonus of $5 million for calendar year 2000, prorated to reflect the actual number of days that the agreement was in effect during the year 2000. The target bonus amount increases by 10% annually through 2003. Mr. Redstone also received deferred compensation of $2 million during calendar year 2000, prorated to reflect the number of days the agreement was in effect during the year 2000, thereafter to be increased annually by 10% of his salary and deferred compensation for the preceding year. Effective upon the CBS Merger, he received a grant of options to purchase 2 million shares of Class B Common Stock that vest in three equal annual installments.

     The Company entered into an employment agreement with Mr. Karmazin to serve as its President and Chief Operating Officer after the CBS Merger until December 31, 2003. Under that agreement, Mr. Karmazin received a salary of $1 million per annum and annual bonus compensation, with an established target bonus of $5 million for calendar year 2000, prorated to reflect the actual number of days that the agreement was in effect during the year 2000. The target bonus amount increases by 10% annually through 2003. Mr. Karmazin also received deferred compensation of $2 million during calendar year 2000, prorated to reflect the number of days the agreement was in effect during the year 2000, thereafter to be increased annually by 10% of his salary and deferred compensation for the preceding year. Effective upon the CBS Merger, he received a grant of options to purchase 2 million shares of Class B Common Stock that vest in three equal annual installments. Mr. Karmazin will be provided with $5 million of life insurance during the employment term. In the event of the termination of Mr. Karmazin's employment without "cause" or voluntary termination for "good reason", as these terms are defined in his agreement, during the employment term, he will be entitled to receive salary, target bonus and deferred compensation for the balance of the employment term and his stock options (including options that would have vested during the employment term) shall remain exercisable for two years following the date of termination or, if later, until December 31, 2003 (but not beyond the expiration of such stock options).

     The Company entered into a new employment agreement with Mr. Fricklas on May 1, 2000 that provides that he will be employed as Executive Vice President, General Counsel and Secretary of the Company until August 1, 2003, at a salary of $800,000 per annum, with $75,000 annual increases. Mr. Fricklas' target bonus is set at 60% of his base salary. Pursuant to his agreement, on May 25, 2001, he received a grant of options to purchase 100,000 shares of Class B Common Stock that vest in three equal annual installments. In the event of the termination of Mr. Fricklas' employment without "cause" or voluntary termination for "good reason", as these terms are defined in his agreement, during the employment term, he will be entitled to receive salary and target bonus for the balance of the employment term, subject to mitigation after the first twelve months, and his stock options (including options that would have vested during the employment term) shall remain exercisable for six months following the date of termination (but not beyond the expiration of such stock options).

     The Company entered into a new employment agreement with Mr. Roskin on May 1, 2000 that provides that he will be employed as Senior Vice President, Human Resources and Administration of the Company until August 1, 2003, at a salary of $800,000 per annum, with $75,000 annual increases. Mr. Roskin's target bonus is set at 60% of his base salary. Pursuant to his agreement, on May 25, 2001, he received a grant of options to purchase 100,000 shares of Class B Common Stock that vest in three equal annual installments. In the event of the termination of Mr. Roskin's employment without "cause" or voluntary termination for "good reason", as these terms are defined in his agreement, during the employment term, he will be entitled to receive salary and target bonus for the balance of the employment term, subject to mitigation after the first twelve months, and his stock options (including options that would have vested during the employment term) shall remain exercisable for six months following the date of termination (but not beyond the expiration of such stock options).

     Pursuant to a March 1999 agreement, in the event of the termination of Mr. Reynolds' employment without "cause" or voluntary termination for "good reason", as these terms are defined in the agreement, Mr. Reynolds will be entitled to receive separation pay in the amount of two times base salary and annual incentive target award opportunity, and his stock options will continue to vest and remain exercisable for two years following the date of termination (but not the expiration of such stock options).

     During 2001, the Company and Mr. Moonves amended Mr. Moonves' employment agreement. The agreement provides that he will be employed as President and Chief Executive Officer, CBS Television, through July 16, 2004, and that he will receive a salary of $3 million per annum and a guaranteed annual bonus of $2.5 million per annum. In addition, Mr. Moonves is eligible to receive an annual incentive award of up to $2 million, based on the achievement of certain financial and other goals established by the Compensation Committee of the Board. He also receives a monthly payment of $1,500 to offset certain benefits from his former employer that he lost when he was retained by CBS Broadcasting in 1995. Pursuant to his agreement, on May 25, 2001, Mr. Moonves received a grant of options to purchase 750,000 shares of Class B Common Stock that vest in three equal annual installments. In the event of the termination of Mr. Moonves' employment other than for "cause" or for "good reason", as these terms are defined in his agreement, during the employment term, he will be entitled to receive salary and bonus payments for the balance of the employment term. In addition, any unvested stock options granted to Mr. Moonves before the CBS Merger will continue to vest in accordance with the terms of the stock option agreements under which they were granted and will remain exercisable for three years after the termination of his employment (but not beyond the expiration date of such stock options); any unvested portion of the options granted on May 25, 2001 will vest and remain exercisable for three years after the termination of his employment.

     Messrs. Dauman and Dooley entered into employment agreements during 1998 which provided that they would each be employed as Deputy Chairman and Executive Vice President of the Company until December 31, 2003, at a salary of $1 million per annum. The agreements provided that each executive would also receive deferred compensation, payable the year after he ceases to be an executive officer of the Company, in an amount equal to $881,000 for 1999, $1,069,000 for 2000 and no less than $1,069,000 per year for 2001-2003. The target bonus for each executive for each calendar year during the employment term was set at 250% of his salary and deferred compensation for such year. Each executive was provided with $5 million of life insurance during the employment term.

     Pursuant to agreements entered into with the Company on September 6, 1999, Messrs. Dauman and Dooley resigned from the Company shortly before the CBS Merger. After their resignation, each received a one-time cash payment equal to the amount that would have been payable under their employment agreements through their original terms, or December 31, 2003, payouts of all deferred compensation accounts and the balance of their accounts under the Company's Excess 401(k) Plan, and a transaction bonus in the amount of $5 million. The amounts of the payments that Messrs. Dauman and Dooley received are set forth in the Summary Executive Compensation Table above.

     All equity-based compensation awards previously granted to Messrs. Dauman and Dooley vested on the effective date of their resignation and each stock option will continue to be exercisable in accordance with its terms until December 31, 2003, subject to their compliance with the provisions of their agreements. In addition, the Company provides each of Messrs. Dauman and Dooley with an office that is comparable in quality and size to the office the executive had prior to the termination of his employment at a location in midtown Manhattan, and a secretary until December 31, 2003, or until he obtains full time employment, if earlier.

     Messrs. Dauman and Dooley will continue to participate in all savings, retirement, welfare and fringe benefit plans of the Company, or will receive the cash equivalent of these benefits with an income tax gross up, through December 31, 2003, or, with respect to any welfare benefit, the date on which they become entitled to comparable benefits through a subsequent employer, if earlier. Mr. Dauman also received all additional service credit necessary to provide him with 20 years of service under any Company plans for which that credit would entitle him to additional benefits.

     The agreements provide for a gross-up payment to be made to Messrs. Dauman and Dooley to eliminate the effects of any possible imposition under the Internal Revenue Code of the "golden parachute" excise tax on any payment or benefit they receive under their agreements or otherwise. Messrs. Dauman and Dooley will be bound by restrictive covenants, including a noncompetition covenant that applies for one year following the termination of their employment.

                               RELATED TRANSACTION

     In November 1995, the Company entered into an agreement with Gabelli Asset Management Company ("GAMCO") providing that GAMCO would manage certain assets in the Viacom Pension Plan. For the year ended December 31, 2000, the Company paid GAMCO approximately $365,700 for such investment management services. GAMCO is expected to continue to provide such investment management services in the future. The Company entered into the arrangement with GAMCO prior to GAMCO's disclosure of its interest in the Company. The Company believes that the terms of the agreement with GAMCO are no less favorable to the Company than it could have obtained from an unaffiliated party.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the NYSE. Executive officers, directors and greater than 10% stockholders are required by the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file. Based upon the Company's compliance program, as well as a review of the copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that during 2000, its executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that Mr. Leslie Moonves, a director of the Company, inadvertently failed to file a report relating to the purchase of 110 shares of the Class B Common Stock. Mr. Moonves promptly reported the transaction upon discovering the omission.

               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors recommends that the stockholders approve the appointment of PricewaterhouseCoopers LLP as independent accountants to serve until the Annual Meeting of Stockholders in 2002.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they so desire. They will also be available to respond to questions at the Annual Meeting.

     In connection with the audit function for 2000, PricewaterhouseCoopers LLP also reviewed the Company's Annual Report on Form 10-K and its filings with the Commission and provided certain other accounting, tax and consulting services.

     Audit Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that year were $2.7 million.

     Financial Information Systems Design and Implementation Fees

     During the year ended December 31, 2000, PricewaterhouseCoopers LLP did not render any professional services to the Company relating to financial information systems design and implementation.

     All Other Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than the services described above, were $9.7 million.

                   APPROVAL OF THE ADOPTION OF AN AMENDMENT TO
               VIACOM INC.'S RESTATED CERTIFICATE OF INCORPORATION
                       INCREASING THE AUTHORIZED SHARES OF
                  CLASS A COMMON STOCK AND CLASS B COMMON STOCK


     The Board of Directors of the Company has approved and is submitting for stockholder approval an amendment to the Company's Restated Certificate of Incorporation to increase (i) the number of shares of Class A Common Stock authorized to be issued from 500 million to 750 million, and (ii) the number of shares of Class B Common Stock authorized to be issued from 3 billion to 10 billion. The text of the amendment is attached as Exhibit B. This summary of the amendment should be read in conjunction with the full text of such changes set forth in Exhibit B.

Purpose of the Amendment

     The purpose of the amendment described above is to make available additional shares of Class A Common Stock and Class B Common Stock for possible future stock dividends and splits, financing and acquisition transactions or other corporate purposes.

     The Board of Directors of the Company recommends a vote "FOR" the adoption of the foregoing amendment.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, Management does not intend to present and has not been informed that any other person intends to present any matter for action not specified in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the Proxies will act in respect thereof in accordance with their best judgment.

     In order for proposals by stockholders to be considered for inclusion in the Proxy and Proxy Statement relating to the 2002 Annual Meeting of Stockholders, such proposals must be received at the principal executive offices of the Company on or before December 18, 2001 and should be submitted to the attention of Michael D. Fricklas, Secretary.


                                         By Order of the Board of Directors,

                                         /s/ Michael D. Fricklas

                                         MICHAEL D. FRICKLAS
                                         Secretary

                              ____________________


     THE COMPANY HAS SENT A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF ITS STOCKHOLDERS OF RECORD ON APRIL 2, 2001 AND EACH BENEFICIAL STOCKHOLDER ON THAT DATE. IF YOU HAVE NOT RECEIVED YOUR COPY, THE COMPANY WILL PROVIDE A COPY WITHOUT CHARGE (A REASONABLE FEE WILL BE CHARGED FOR EXHIBITS), UPON RECEIPT OF WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, ATTENTION SECRETARY.

                                                                       EXHIBIT A

                                  VIACOM INC.

                            AUDIT COMMITTEE CHARTER
                            -----------------------


The board of directors hereby constitutes and establishes an audit committee with authority, responsibility, and specific duties described below.


                                 * * * * * * *

Composition

The audit committee shall be comprised of that number of directors as the board of directors shall determine from time to time, such number not to be less than three (3), each of which directors shall, in the opinion of the board of directors, meet all applicable requirements of the Audit Committee Policy of the New York Stock Exchange or other principal exchange on which the company's securities are listed, with respect to independence, financial literacy, accounting or related financial expertise, and any other matters required by such exchange. The members of the audit committee, including the chairman, shall be appointed annually by the board of directors. The committee will meet at least four times annually, or more frequently as circumstances dictate.

                                   Authority
                                   ---------

The audit committee is granted the authority to perform each of the specific duties enumerated in this committee charter and, upon the direction and approval of the board of directors, to direct an investigation into any activity of the company. The committee is empowered to retain persons having special competence as necessary to assist the committee in fulfilling its responsibility.

Responsibility

The audit committee is primarily responsible for overseeing the company's continued emphasis on internal financial controls, and assisting the board of directors in fulfilling its fiduciary responsibilities as they relate to the company's accounting policies and controls, financial reporting practices, the quality and integrity of the company's financial reports, and business ethics policies. The audit committee is to serve as a focal point for communications relating to financial accounting, reporting and controls among the non-committee directors, corporate management, internal auditors, and the company's independent accountants. The independent accountants are accountable to the audit committee and the board of directors.

Specific Duties

The audit committee is to:

  1. Recommend to the board of directors the selection, retention and, when necessary, the replacement of the independent accountants to audit the consolidated financial statements of the company.

  2. Meet with the independent accountants, principal internal auditor and management to review the scope of the proposed audit for the current year and any non-audit services performed. Review the compensation paid the independent accountants for all services provided to ensure that the independence of the accountants has not been impaired. To assist in its evaluation of the independent accountants' independence and objectivity in all services provided, the committee shall request and review a statement from the independent accountants delineating all relationships between the accountants and the company. Discuss with the company's management its satisfaction with the quality of all services provided by the independent accountants.

  3. Review with the company's management, independent accountants, and principal internal auditor the adequacy and effectiveness of the company's systems of internal accounting, operating and financial reporting controls. Additionally, review any significant risks or exposures and audit findings or activities (including any significant pending or threatened litigation, or environmental or other material loss contingencies and the related financial statement impact) and management's response thereto.

      Review the company's quarterly and annual results of operations regarding transactions, estimates, and judgments and the accounting and reporting practices applied hereto, prior to its release of earnings, and review the company's Form 10-Q's as deemed necessary by the committee. The committee will review the company's annual report on Form 10-K prior to filing such report.

  4. Review with the company's management, independent accountants, and principal internal auditor the adequacy and effectiveness of the internal auditing function and recommend any changes in its authority, responsibility or duties.

  5. Review expense accounts and perquisites with respect to officers, including their use of corporate assets, with the principal internal auditor based on internal audit's review of these areas.

  6. Discuss the proposed internal audit plan for the coming year with the principal internal auditor and the independent accountants to ensure internal and external audit efforts have been coordinated and directed toward maximizing audit effectiveness.

  7. Review a summary of internal audit findings and inquire whether appropriate corrective actions have been taken on significant audit findings. Also, review the current status of the annual internal audit plan and explanations for any significant deviations from the original plan.

  8. Review matters relating to changes in accounting principles as well as important developments emanating from the accounting and auditing professions, the SEC, and other authorities.

  9. Make itself available to meet independently with the independent accountants, principal internal auditor, and management in executive sessions. Among the items to be discussed in these meetings are the evaluation of the company's financial and other management and independent accountants, and whether there was full, free, and unrestricted access to all company records, property, personnel and business transactions during the audit(s). Additional items to be discussed include: the independent accountants' qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the company; the independent accountants' views about whether management's choices of accounting principles are conservative or aggressive from the perspective of income, asset, or liability recognition; and the independent accountants' reasoning for the appropriateness of the accounting principles adopted by management with respect to new transactions or events or significant and unusual accounting or tax issues.

 10. Discuss with the independent accountants any significant proposed adjustments and their recommendations for improving internal accounting controls or management systems. Also, inquire whether there was any disagreement with management which, if not resolved to the independent accountant's satisfaction, would have caused them to issue a qualified report on the company's financial statements. "Disagreements" for this purpose shall be those contemplated by Item 304 of SEC Regulation S-K or successor rule.

 11. Submit minutes of all audit committee meetings to the board of directors of the company.

 12. Recommend to the board of directors any changes in the authority, responsibility or duties of the committee.

 13. Annually review and reassess the adequacy of this charter and, as appropriate, recommend amendments to the board of directors.

In carrying out its responsibilities the audit committee must remain flexible in order to react to changing conditions and to assure the board of directors and stockholders that corporate accounting and reporting practices are functioning in accordance with all requirements and are of the highest quality.

                                                                       EXHIBIT B


                      Text of Amendment to Viacom Inc.'s
                     Restated Certificate of Incorporation
                      Increasing the Authorized Shares of
                 Class A Common Stock and Class B Common Stock


   That Section (1)(a) of Article IV of the Restated Certificate of Incorporation be, and the same hereby is, amended in full to read:

   "(a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 10,775,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

         (i) 750,000,000 shares of Class A Common Stock, $0.01 par value ("Class A Common Stock").

        (ii) 10,000,000,000 shares of Class B Common Stock, $0.01 par value ("Class B Common Stock").

        (iii) 25,000,000 shares of Preferred Stock, $0.01 par value ("Preferred Stock")."

                                  VIACOM INC.
                                 1515 Broadway
                           New York, New York  10036

                           Annual Meeting Proxy Card
                           -------------------------

P        The undersigned hereby appoints SUMNER M. REDSTONE, MEL KARMAZIN and
R        MICHAEL D. FRICKLAS, and each of them, as proxies with full power of
O        substitution, to represent and to vote on behalf of the undersigned all
X        of the shares of Class A Common Stock of Viacom Inc. which the
Y undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Equitable Center, 787 Seventh Avenue (at 51st Street), New York, New York at 10:00 a.m. on Wednesday, May 23, 2001, and at any adjournments or postponements thereof, upon the matters set forth on the reverse side as more fully described in the Notice of 2001 Annual Meeting and Proxy Statement.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIACOM INC. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

         You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

         The proxies are directed to vote as specified on the reverse hereof and in their discretion on all other matters. The Board of Directors recommends a vote FOR Proposals (1) - (3). Unless otherwise specified, the vote represented by this proxy will be cast FOR Proposals (1) -
         (3).



                                         VIACOM INC.
                                         P.O. Box 11033
                                         New York, NY 10203-0033


                                         (Continued, and to be signed and dated
                                         on the reverse side.)

1.  Election of Directors      FOR all nominees            WITHHOLD AUTHORITY to vote                   *EXCEPTIONS
                               listed below                for all nominees listed below

Nominees: George S. Abrams, David R. Andelman, George H. Conrades, Philippe P. Dauman, William H. Gray III, Mel Karmazin, Jan
Leschly, David T. McLaughlin, Ken Miller, Leslie Moonves, Brent D. Redstone, Shari Redstone, Sumner M. Redstone, Frederic V.
Salerno, William Schwartz, Ivan Seidenberg, Patty Stonesifer, Robert D. Walter

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write name(s) of such nominee(s) in the space provided below.)
*Exceptions_________________________________________________________________________________________________________

2.  Approval of the adoption of an amendment to the Viacom Inc.
 Restated Certificate of Incorporation.

 FOR                       AGAINST                        ABSTAIN

3. Appointment of PricewaterhouseCoopers LLP to serve as independent accountants for Viacom Inc. until the 2002 Annual Meeting of Stockholders.

 FOR                       AGAINST                        ABSTAIN



                                                                       IF YOU PLAN TO ATTEND THE ANNUAL MEETING,
                                                                       PLEASE CHECK THIS BOX AND AN ADMISSION
                                                                       TICKET WILL BE SENT TO YOU.


                                                                       Please sign exactly as your name(s) appear hereon.
                                                                       When shares are held by joint tenants, both should
                                                                       sign.  When signing as attorney, executor,
                                                                       administrator, trustee or guardian, please give
                                                                       full title as such.  If a corporation, please sign
                                                                       in full corporate name by President or other
                                                                       authorized officer.  If a partnership, please sign
                                                                       in partnership name by authorized person.

                                                                       DATED _____________________________________, 2001

                                                                       SIGNED ____________________________________


(Please sign, date and return this proxy in                            Change of Address and/or      Votes MUST be indicated by
the enclosed postage prepaid envelope.)                                Comments, Mark Here           an (x) in Black or Blue Ink